Exhibit 5.1

SILICON VALLEY OFFICE  •  1755 EMBARCADERO ROAD  •  PALO ALTO, CALIFORNIA  94303

TELEPHONE: +1.650.739.3939 • JONESDAY.COM

November 26, 2025

Anteris Technologies Global Corp.
Toowong Tower, Level 3, Suite 302
9 Sherwood Road
Toowong, QLD 4066
Australia

Re:	Registration on Form S-1 of up to 9,103,796 Shares of Common Stock of Anteris Technologies Global Corp.

Ladies and Gentlemen:

We have acted as counsel for Anteris Technologies Global Corp., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by certain of the Company’s security holders of up to 9,103,796 shares of the common stock, par value $0.0001 per share (“Common Stock”), of the Company, consisting of (i) 2,346,936 shares of Common Stock (the “PIPE Shares”) issued pursuant to those certain subscription agreements, dated on or about October 23, 2025, between the Company and the investors party thereto (the “Subscription Agreements”), (ii) 2,346,936 shares of Common Stock (“Common Stock Warrant Shares”) issuable upon exercise of warrants to purchase Common Stock (“Common Stock Purchase Warrants”) issued pursuant to the Subscription Agreements, (iii) 2,079,962 shares (the “CDI Shares”) of Common Stock represented by CHESS Depositary Interests (“CDIs”) issued pursuant to those certain confirmation letters, dated on or about October 23, 2025, between the Company and the investors party thereto (the “Confirmation Letters”) and (iv) 2,329,962 shares of Common Stock (“CDI Warrant Shares” and, together with the PIPE Shares, Common Stock Warrant Shares, and CDI Shares, the “Shares”) underlying CDIs to be issued upon exercise of warrants to purchase CDIs (“CDI Warrants” and, together with the Common Stock Warrants, the “Warrants”) issued pursuant to the Confirmation Letters, in each case as contemplated by the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Securities Act”) and to which this opinion has been filed as an exhibit. The Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.          The PIPE Shares are validly issued, fully paid and nonassessable.

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS
DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID
MELBOURNE • MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH
SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Anteris Technologies Global Corp. November 26, 2025 Page 2

2.          The Common Stock Warrant Shares, when issued upon the exercise of the Common Stock Purchase Warrants pursuant to the terms and conditions of the Common Stock Purchase Warrants, will be validly issued, fully paid and nonassessable.

3.          The CDI Shares are validly issued, fully paid and nonassessable.

4.          The CDI Warrant Shares, when issued upon the exercise of the CDI Warrants pursuant to the terms and conditions of the CDI Warrants, will be validly issued, fully paid and nonassessable.

With regard to our opinions above, we have assumed that the resolutions authorizing the Company to issue and deliver the PIPE Shares, the Common Stock Warrant Shares, the CDI Shares, and the CDI Warrant Shares, as the case may be, will remain in full force and effect at all times at which such Shares are issued and delivered by the Company, and the Company will take no action inconsistent with such resolutions.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.  The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day